Your Vote Counts! THE CHEFS’ WAREHOUSE, INC. 100 EAST RIDGE ROAD RIDGEFIELD, CT 06877 THE CHEFS’ WAREHOUSE, INC. 2023 Annual Meeting Vote by May 11, 2023 11:59 PM ET. For shares held in a Plan, vote by May 8, 2023 11:59 PM ET. You invested in THE CHEFS’ WAREHOUSE, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 12, 2023. Vote Virtually at the Meeting* May 12, 2023 10:00 AM EDT Virtually at: www.virtualshareholdermeeting.com/chef23 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number V1.1 For complete information and to vote, visit www.ProxyVote.com Control # V00714-P88527 Get informed before you vote View the 2023 Notice and Proxy Statement, Proxy Card and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 28, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. Voting Items Board Recommends V00715-P88527 1. Election of Directors Nominees: 1c. Joseph Cugine 1a. Ivy Brown 1d. Steven F. Goldstone 1b. Dominick Cerbone 1e. Alan Guarino 1f. Stephen Hanson 1g. Aylwin Lewis 1h. Katherine Oliver 1i. Christopher Pappas 1j. John Pappas 2. To ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2023. 3. To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the 2023 Proxy Statement. 4. To approve the Company’s Employee Stock Purchase Plan. Note: We will transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting. For For For For For For For For For For For For For